November 1, 2008

JPMorgan Trust I

245 Park Avenue

New York, NY 10167

Dear Sirs:

J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees and/or expenses owed to each JPMorgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated.  The JPMorgan Service Providers will waive fees or reimburse to the extent total operating expenses exceed the rate of average daily net assets also indicated on Schedule A.  This expense limitation does not include acquired fund fees and expenses, dividend expenses on securities sold short, interest, taxes, extraordinary expenses and expenses related to the JPMorgan Funds’ Board of Trustees deferred compensation plan.

The JPMorgan Service Providers understand and intend that the Funds will rely on this agreement in preparing and filing their registration statements on Form N-1A and in accruing the Funds’ expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Funds to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.

JPMorgan Funds Management, Inc.

JPMorgan Distribution Services, Inc.

-------------------------------

By:

Accepted by:

JPMorgan Trust I

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By:

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
SmartRetirement Income Fund	Class A	June 30	0.42%	October 31, 2009
	Class C		0.92%
	Select		0.17%
	Institutional		0.02%
	Class R2		0.67%
SmartRetirement 2010 Fund	Class A	June 30	0.43%	October 31, 2009
	Class C		0.93%
	Select		0.18%
	Institutional		0.03%
	Class R2		0.68%
SmartRetirement 2015 Fund	Class A	June 30	0.43%	October 31, 2009
	Class C		0.93%
	Select		0.18%
	Institutional		0.03%
	Class R2		0.68%
SmartRetirement 2020 Fund	Class A	June 30	0.43%	October 31, 2009
	Class C		0.93%
	Select		0.18%
	Institutional		0.03%
	Class R2		0.68%
SmartRetirement 2025 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%
SmartRetirement 2030 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%

SmartRetirement 2035 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%
SmartRetirement 2040 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%
SmartRetirement 2045 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%
SmartRetirement 2050 Fund	Class A	June 30	0.44%	October 31, 2009
	Class C		0.94%
	Select		0.19%
	Institutional		0.04%
	Class R2		0.69%